     As filed with the Securities and Exchange Commission on April 27, 2001
                                                      Registration No. 333-20333

                       SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON D.C.
                              ---------------------

                         POST EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            T. ROWE PRICE GROUP, INC.
                (AS SUCCESSOR TO T. ROWE PRICE ASSOCIATES, INC.)
             (Exact Name of Registrant as Specified in Its Charter)

           MARYLAND                                   52-2264646
(State or other jurisdiction of           (IRS Employer Identification Number)
incorporation or organization)

                              --------------------

                              100 East Pratt Street
                               Baltimore, MD 21202
                    (Address of Principle Executive Offices)

                              --------------------

                            T. ROWE PRICE GROUP, INC.
                            1996 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              --------------------

                                 George A. Roche
                       Chairman of the Board and President
                            T. Rowe Price Group, Inc.
                              100 East Pratt Street
                            Baltimore, Maryland 21202
                                 (410) 345-2000
                     (Name and Address of Agent for Service)

                                    Copy to:
                                 R.W. Smith, Jr.
                        Piper Marbury Rudnick & Wolfe LLP
                                6225 Smith Avenue
                            Baltimore, MD 21209-3600

                                 (410) 580-3000
          (Telephone Number, Including Area Code of Agent for Service)

                                EXPLANATORY NOTES

     T. Rowe Price Group, Inc., a Maryland corporation (the "Registrant"), is filing this Post-Effective Amendment to deregister certain securities originally registered pursuant to the Registration Statement on Form S-8 filed on January 24, 1997 (file no. 333-20333) with respect to shares of the Registrant's Common Stock, par value $.20 per share (the "Common Stock"), thereby registered for offer or sale pursuant to the T. Rowe Price Group, Inc. 1996 Stock Incentive Plan (the "1996 Plan"). A total of 16,000,000 shares (split adjusted through the date of this filing) were registered for issuance under the Registrant's 1996 Plan.

     The Registrant has since adopted a new stock incentive plan, the T. Rowe Price Group, Inc. 2001 Stock Incentive Plan (the "2001 Plan") which replaces the 1996 Plan as of April 5, 2001, the date the shareholders approved the 2001 Plan. No future awards will be made under the 1996 Plan. According to the terms of the 2001 Plan, shares that were available for grant under the 1996 Plan when it terminated are available for grant under the 2001 Plan (the "Carried Forward Shares"). In addition, shares that are represented by outstanding awards granted under the 1996 Plan that are forfeited, expire or are canceled without the delivery of shares of Common Stock or that result in the forfeiture of shares of Common Stock back to the Registrant will be available for grant under the 2001 Plan and will be carried forward to the registration statement for the 2001 Plan prior to their offer and sale thereunder.

     The total number of shares available for grant under the 1996 Plan on the date the Registrant's shareholders approved the 2001 Plan was 5,217,176 shares. In addition, awards with respect to 10,727,908 shares were outstanding under the 1996 Plan on that date.

     Contemporaneously with the filing of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (file no. 333-20333), the Registrant is filing a Registration Statement on Form S-8 to register shares of Common Stock for offer or sale pursuant to the 2001 Plan, including but not limited to the Carried Forward Shares.

     In accordance with the principles set forth in Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July
1997) and Instruction E to the General Instructions to Form S-8, this Post-Effective Amendment No. 2 is hereby filed (i) to reallocate the Carried Forward Shares from the 1996 Plan to the 2001 Plan, and (ii) to carry over the registration fees paid for the Carried Forward Shares from the Registration Statement on Form S-8 filed for the 1996 Plan to the Registration Statement on Form S-8 for the 2001 Plan that is filed contemporaneously with the filing of this Post-Effective Amendment No. 2.

     This Post-Effective Amendment to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the Securities Act of 1933.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, T. Rowe Price Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 27th day of April, 2001.

                               T. ROWE PRICE GROUP, INC.


                               By: /s/ Barbara A. Van Horn
                                   ---------------------------------------------
                                   Barbara A. Van Horn, as Attorney-in-Fact for
                                   George A. Roche
                                   Chairman of the Board and President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.


Signature                                               Title                                   Date
---------                                               -----                                   ----
                  *                                George A. Roche                         April 27, 2001
----------------------------
George A. Roche                          Chairman of the Board and President
                                            (Principal Executive Officer)


                  *                                Cristina Wasiak                         April 27, 2001
----------------------------
Cristina Wasiak                     Managing Director and Chief Financial Officer
                                            (Principal Financial Officer)


                  *                               Joseph P. Croteau                        April 27, 2001
----------------------------
Joseph P. Croteau                            Vice President and Treasurer
                                            (Principal Accounting Officer)


* By: /s/ Barbara A. Van Horn,      As Attorney-in-Fact
      -----------------------
        Barbara A. Van Horn

A majority of the Board of Directors:

Edward C. Bernard, Donald B. Hebb, Jr., Henry H. Hopkins, James A.C. Kennedy, John H. Laporte, Richard L. Menschel, William T. Reynolds, James S. Riepe, George A. Roche, Brian C. Rogers, M. David Testa, Martin G. Wade, Anne Marie Whittemore


/s/ Barbara A. Van Horn             As Attorney-in-Fact                                    April 27, 2001
-----------------------------
Barbara A. Van Horn


                                  EXHIBIT INDEX

EXHIBIT
NUMBER           DESCRIPTION
------           -----------

   24            Power of Attorney (filed herewith)